AMENDMENT TO SEVERANCE AGREEMENT

                  This Amendment dated as of December 8, 1997 to Severance Agreement dated as of January 3, 1995 (the "Severance Agreement") is entered into among Bell Sports Corp., a Delaware corporation (the "Company"), Bell Sports, Inc., a California corporation and a wholly-owned subsidiary of the Company (the "Subsidiary"), and Terry G. Lee (the "Executive"). Capitalized terms not defined herein shall have the respective meanings set forth in the Severance Agreement.


                  WHEREAS, the Company and the Executive desire to amend the Severance Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree that the Severance Agreement shall be amended as set forth below.

                  1. Section 1(k) of the Severance Agreement is hereby amended to read in its entirety as follows:

                       "(k) "Window Period" means the 30-day period commencing [90] days after the date of a Change in Control."

                  2. Section 3(a)(2) of the Severance Agreement is hereby deleted in its entirety.

                  3. Section 4(a) of the Severance Agreement is hereby amended to read in its entirety as follows:
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                           "(a)  Anything  in  this  Agreement  to the  contrary
                  notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any adjustment required under this Section 4) (in the aggregate, the "Total Payments") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), and if it is determined that (A) the amount remaining, after the Total Payments are reduced by an amount equal to all applicable federal and state taxes (computed at the highest applicable marginal rate), including the Excise Tax, is less than (B) the amount remaining, after taking into account all applicable federal and state taxes (computed at the highest applicable marginal rate), after payment or distribution to or for the benefit of the Executive of
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                  the maximum  amount that may be paid or  distributed to or for
                  the  benefit  of  the  Executive   without  resulting  in  the
                  imposition of the Excise Tax, then the payments due hereunder shall be reduced so that the Total Payments are One Dollar ($1) less than such maximum amount."

                  IN WITNESS WHEREOF, the Company and the Subsidiary have each caused this Agreement to be executed by a duly authorized officer of the Company or the Subsidiary, as the case may be, and the Executive has executed this Agreement as of the day and year first above written.


                                   BELL SPORTS CORP.


                                   By:________________________________
                                            Linda K. Bounds
                                            Senior Vice President and
                                            Chief Financial Officer

                                   BY: _____________________________
                                            Phillip D. Matthews, Chairman
                                            Compensation Committee

                                   BELL SPORTS, INC.


                                   By:________________________________
                                            Linda K. Bounds
                                            Senior Vice President and
                                            Chief Financial Officer

                                   EXECUTIVE:

                                   ___________________________________
                                   Terry G. Lee